Exhibit 99

28405 Van Dyke Avenue Warren, Michigan 48093 www.AssetAcceptance.com
Contact:
Noel R. Ryan III
Lambert, Edwards & Associates, Inc.
616-233-0500 / aacc@lambert-edwards.com
Asset Acceptance Capital Corp. Announces
Fourth Quarter and Full Year 2007 Results
Year-End Highlights Include Record Annual Cash Collections
and Investment In Purchased Receivables
Warren, Mich., February 26, 2008 – Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, today announced financial results for its fourth quarter and fiscal year ended December 31, 2007.
Asset Acceptance reported cash collections of $89.1 million in the fourth quarter ended December 31, 2007, an increase of 10.1 percent versus the year-ago period. For the full year period ended December 31, 2007, cash collections grew 8.9 percent to a record $371.2 million, compared to $340.9 million in the prior-year period.
Total revenues increased 1.1 percent to $62.2 million for the fourth quarter 2007, compared to revenues of $61.5 million in the year-ago period. Total revenues for the fiscal year ended December 31, 2007 declined 2.7 percent to $248.0 million, compared to $254.9 million in the prior-year period. Fiscal 2007 purchased receivable revenue declined 2.4 percent to $245.7 million, down from $251.7 million in fiscal 2006. The Company reported a fourth quarter 2007 net impairment charge of $0.9 million versus $3.5 million in the fourth quarter of 2006. For the full-year 2007, Asset Acceptance reported net impairment charges of $24.4 million compared to $17.9 million in fiscal 2006.
The Company reported net income in the fourth quarter 2007 of $4.0 million, or $0.13 per fully diluted share, compared to net income of $9.8 million, or $0.28 per share in the fourth quarter 2006. Net income for the year ended December 31, 2007 declined 55.2 percent to $20.4 million, compared to $45.5 million in fiscal 2006.
Earnings Before Interest, Taxes, Depreciation and Amortization, including purchased receivable amortization (“Adjusted EBITDA”), increased to $38.5 million in the fourth quarter of 2007, up 3.6 percent compared to the same period a year-ago period. For the year ended December 31, 2007, Adjusted EBITDA grew to $169.8 million, an increase of 4.7 percent when compared to the prior-year period. Please refer to the table on page six, which reconciles net income according to Generally Accepted Accounting Principles (“GAAP”) to Adjusted EBITDA.
“In retrospect, fiscal 2007 will be remembered as one of the more transformational periods in the 45-year history of our Company,” said Brad Bradley, Chairman, President and CEO of Asset Acceptance Capital Corp. “Importantly, several core aspects of our business improved during the year, as evidenced by our record cash collections, record investments in purchased

Asset Acceptance Fourth Quarter and Full Year 2007 Results
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receivables and substantial improvements in account representative productivity. Unfortunately, this progress was largely overshadowed by the recurrence of sizeable asset impairment charges and increased collections expense. These two items, combined with the interest expense resulting from our recent recapitalization, contributed to a sharp decline in our net income when compared to the prior-year period.”
Bradley continued: “Entering 2008, our board of directors, together with members of our senior leadership team, updated our strategic framework designed to improve our efficient utilization of people, processes and technology. With this evolution of our corporate strategy, we’ve injected a new level of urgency and accountability into every aspect of our business.”
The amortization rate, or the difference between cash collections and revenue, increased from 24.9 percent in the fourth quarter 2006 to 31.2 percent in the fourth quarter 2007. Higher amortization rates result in a lower proportion of cash collections being recognized as revenue. The impact of the competitive purchasing environment and higher prices for the charged-off receivables we acquire are reflected in the overall monthly weighted-average yield being down 136 basis points versus the year-ago quarter.
The Company provided the following details regarding purchased receivable revenues:

	Three Months Ended December 31, 2007
Year of			Amortization		Monthly		Net	Zero Basis
Purchase	Collections	Revenue	Rate		Yield(1)		Impairments	Collection
2002 and prior	$15,392,547	$14,070,257	N/M	%	N/M	%	$—	$13,300,122
2003	12,183,093	8,955,760	26.5		23.22		(248,600)	4,276,960
2004	9,695,151	6,858,595	29.3		6.85		1,184,900	829,389
2005	10,359,395	6,036,362	41.7		3.79		—	12,277
2006	23,639,849	16,482,364	30.3		5.50		—	2,000,274
2007	17,874,615	8,956,935	49.9		2.37		—	29,672

Totals	$89,144,650	$61,360,273	31.2		6.24		$936,300	$20,448,694

	Three Months Ended December 31, 2006
Year of			Amortization		Monthly		Net	Zero Basis
Purchase	Collections	Revenue	Rate		Yield(1)		Impairments	Collections
2001 and prior	$10,774,412	$10,031,844	N/M	%	N/M	%	$(29,491)	$9,689,718
2002	12,135,112	8,560,037	29.5		20.32		197,800	3,569,911
2003	16,749,559	13,542,094	19.1		14.47		(11,500)	2,461,898
2004	13,581,860	10,575,416	22.1		6.77		866,800	642,776
2005	13,731,136	9,997,100	27.2		4.19		1,773,000	25,320
2006	13,983,035	8,087,136	42.2		3.02		664,000	—

Totals	$80,955,114	$60,793,627	24.9		7.60		$3,460,609	$16,389,623

Asset Acceptance Fourth Quarter and Full Year 2007 Results
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	Twelve Months Ended December 31, 2007
Year of			Amortization		Monthly		Net	Zero Basis
Purchase	Collections	Revenue	Rate		Yield(1)		Impairments	Collections
2002 and prior	$76,116,507	$66,030,879	N/M	%	N/M	%	$162,500	$58,145,357
2003	58,359,295	40,038,020	31.4		16.78		1,535,000	14,016,921
2004	48,093,005	29,760,455	38.1		6.09		8,259,700	3,097,027
2005	50,811,376	23,514,931	53.7		3.00		13,803,000	68,282
2006	101,529,155	69,718,240	31.3		5.11		633,300	6,954,851
2007	36,269,125	16,629,214	54.2		1.18		—	83,875

Totals	$371,178,463	$245,691,739	33.8		5.64		$24,393,500	$82,366,313

	Twelve Months Ended December 31, 2006
Year of			Amortization		Monthly		Net	Zero Basis
Purchase	Collections	Revenue	Rate		Yield(1)		Impairments	Collections
2001 and prior	$50,369,055	$45,192,983	N/M	%	N/M	%	$343,109	$41,534,786
2002	55,373,282	39,264,992	29.1		16.17		1,686,300	11,751,998
2003	79,422,730	56,551,448	28.8		11.67		6,507,800	10,294,932
2004	62,673,029	46,406,190	26.0		6.62		2,258,900	2,448,553
2005	60,280,372	43,653,705	27.6		4.22		6,431,700	79,648
2006	32,751,278	20,623,895	37.0		2.16		664,000	—

Totals	$340,869,746	$251,693,213	26.2		7.30		$17,891,809	$66,109,917

(1)	The monthly yield is a weighted-average yield determined by dividing purchased receivable revenues recognized in the period by the average of the beginning monthly carrying values of the purchased receivables for the period presented.
During the fourth quarter of 2007, the Company invested a record $62.8 million to purchase charged-off consumer debt portfolios with a face value of $1.5 billion, representing a blended rate of 4.10 percent of face value. This compares to the prior-year fourth quarter, when the Company invested $61.7 million to purchase consumer debt portfolios with a face value of $2.5 billion, representing a blended rate of 2.47 percent of face value. All purchase data is adjusted for buybacks.
“Our investment in purchased receivables increased more than 20 percent in fiscal 2007 compared to the prior-year period, as our purchasing team was successful in acquiring significant volumes of charged-off consumer receivables from a wide array of asset classes and delinquencies,” said Bradley. “While the pricing environment moderated somewhat during the third and fourth quarters of 2007 when compared to the first half of the year, pricing remains at historically high levels which has led to lower yields assigned to purchases in recent years.”
Bradley continued: “Since the early 1990’s, the amount of U.S. consumer debt obligations outstanding has grown significantly, supported by an exponential increase in the use of credit cards and other types of consumer credit. As these consumer debt obligations have continued to grow, charge-offs have risen as well. As we look to the year ahead, we believe that any sustained slowdown in the U.S. economy, should it occur, would further contribute to the supply

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of charged-off consumer receivables available for us to purchase with the potential for further moderation in pricing.”
As previously announced, on February 21, 2008 the Company received a temporary waiver of non-compliance with the total liabilities to tangible net worth covenant in its credit agreement through March 17, 2008. As of December 31, 2007, the ratio was 2.65:1.0, slightly higher than the permitted 2.5:1.0 ratio under the terms of the loan covenant, which decreased from 3.0:1.0 to 2.5:1.0 on December 31, 2007. The Company expects to obtain an amendment by March 17, 2008 providing a delay in the step down of the ratio of total liabilities to tangible net worth required by the loan covenant.
Fourth Quarter 2007: Key Financial Highlights
▪	Cash collections increased 10.1 percent to $89.1 million in the fourth quarter 2007, versus $81.0 million in the prior-year fourth quarter.

▪	Total revenues increased 1.1 percent to $62.2 million in the fourth quarter 2007, versus $61.5 million in the prior-year fourth quarter.

▪	Total operating expenses were $52.4 million, or 58.8 percent, of cash collections in the fourth quarter 2007. This compares with operating expenses of $45.5 million, or 56.2 percent of cash collections during the same period in 2006. Collections expense, a line item within total operating expenses, increased 26.9 percent to $26.4 million in the fourth quarter 2007 compared to $20.8 million for the fourth quarter 2006, largely the result of the Company’s expanded and accelerated legal collections strategy.

▪	The Company reported net income of $4.0 million in the fourth quarter 2007, versus net income of $9.8 million in the prior-year fourth quarter. Asset Acceptance reported net income of $0.13 per fully diluted share in the fourth quarter 2007, compared with net income per fully diluted share of $0.28 in the prior-year quarter.

▪	Traditional call center collections in the fourth quarter of 2007 were $38.6 million, an increase of 1.2 percent from the same period in 2006. Traditional call center collections were 43.3 percent of total cash collections in the fourth quarter, versus 47.1 percent in the same period of 2006.

▪	Legal collections in the fourth quarter of 2007 were $37.6 million, an increase of 17.0 percent from the same period in 2006. Legal collections were 42.2 percent of total cash collections in the fourth quarter, versus 39.7 percent in the same period of 2006.

▪	Other collections in the fourth quarter of 2007, including forwarding, bankruptcy and probate collections, were $12.9 million, an increase of 21.1 percent from the year-ago period. Other collections were 14.5 percent of total cash collections in the fourth quarter, versus 13.2 percent in the same period of 2006.

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▪	Quarterly account representative productivity on a full-time equivalent basis was $44,235 in the fourth quarter 2007, an increase of 4.8 percent from the same period in 2006.

▪	Asset Acceptance collected on purchases made from credit card issuers, retailers, finance companies, utilities, healthcare providers and other credit originators during the fourth quarter of 2007, and continues to maintain a diverse mix of asset types in its consumer debt portfolios.
“By focusing on a high level of operational discipline and vigilance throughout our organization, we believe we will effectively reduce our collection expense while maintaining collection growth,” said Rion Needs, Senior Vice President and Chief Operating Officer of Asset Acceptance. “Efforts to improve expense management, increase account representative productivity, expand our analytical capabilities, and further implement business intelligence tools that enhance associate efficiency are all part of a longer-term plan for sustained growth, one that is designed to position Asset Acceptance for continuous operational improvement, both now and in the future.”
Mark A. Redman, Senior Vice President-Finance and CFO of Asset Acceptance Capital Corp., concluded: “Our financial results for 2007 are disappointing as net income fell by more than 50 percent on a year-over-year basis. The primary factors contributing to this decline are the increased amortization rates on purchased receivables, higher collections expenses and increased levels of interest expense. Although our collections expense grew considerably during 2007 largely as a result of our increased investment in court filing fees and related expenses to support our accelerated and expanded legal collections strategy, we believe this strategy will serve to increase cash collections and generate enhanced yields over the long-term.”
“Net impairments in the fourth quarter were $0.9 million related to purchases made in 2004 and prior years.” continued Redman. “We believe the revisions to our collection forecasts that were initiated in the third quarter have generally resulted in better predictability of our collection stream. The one notable exception was the historically problematic first quarter 2005 aggregate pool, which is currently being accounted for under the full cost recovery method for revenue recognition purposes. Entering fiscal 2008, we remain committed to fully leveraging our people, processes and technology to gain increased efficiency and operational execution throughout our organization.”

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Reconciliation of GAAP Net Income to Adjusted EBITDA (Unaudited)
The Company provided the following table which reconciles GAAP net income as reported, to Adjusted EBITDA. The Company indicated the measure “Adjusted EBITDA” is the basis for its management bonus program and a similar computation is used in its credit agreement’s financial covenants. The Company believes that Adjusted EBITDA, which is generally cash collections less operating expenses (other than non-cash operating expenses, such as depreciation and amortization) represents the Company’s cash generation which can be used to purchase receivables, pay down debt, pay income taxes, return to shareholders and for other uses. Adjusted EBITDA, which is a non GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income prepared on a GAAP basis. Additionally, Adjusted EBITDA as computed by the Company may not be comparable to similar metrics used by others in the industry.

	3 Months Ended		12 Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net income	$3,951,594	$9,808,239	$20,406,513	$45,517,998
Add: interest income and expense (net), income taxes, depreciation	7,006,180	7,363,699	24,461,497	30,335,746
Subtract: gain on disposal of assets	(177,772)	(210,903)	(436,325)	(2,930,908)
Add (subtract): other (income) expense	(99,449)	(5,302)	(151,154)	12,090

Subtotal	10,680,553	16,955,733	44,280,531	72,934,926
Change to balance of purchased receivables	27,831,887	20,255,548	126,243,395	90,313,439
Non-cash revenue	(47,510)	(94,060)	(756,671)	(1,136,906)

Adjusted EBITDA	$38,464,930	$37,117,221	$169,767,255	$162,111,459

Cash Collections	$89,144,650	$80,955,115	$371,178,463	$340,869,746
Other revenues, net	301,394	519,868	1,466,620	225,946
Operating expenses	(52,413,169)	(45,491,643)	(207,556,259)	(183,186,138)
Depreciation & amortization	1,032,709	1,117,835	4,274,932	4,179,206
Loss on disposal of equipment and other assets	399,346	16,046	403,499	22,699

Adjusted EBITDA	$38,464,930	$37,117,221	$169,767,255	$162,111,459

Asset Acceptance Fourth Quarter and Full Year 2007 Results
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Fourth Quarter and Year-End 2007 Earnings Conference Call
Asset Acceptance Capital Corp. will host a conference call at 10 a.m. Eastern today to discuss these results and current business trends. To listen to a live Web cast of the call, please go to the investor section of the Company’s web site at www.AssetAcceptance.com. A replay of the Web cast will be available until February 26, 2009.
About Asset Acceptance Capital Corp.
For more than 45 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.
Asset Acceptance Capital Corp. Safe Harbor Statement
This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables and costs, and expectation of obtaining an amendment to the company’s credit agreement, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, as well as the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Risk Factors include, among others: ability to purchase charged-off consumer receivables at appropriate prices, ability to continue to acquire charged-off receivables in sufficient amounts to operate efficiently and profitably, employee turnover, ability to compete in the marketplace, acquiring charged-off receivables in industries that the Company has little or no experience, integration and operations of newly acquired businesses, and ability to achieve anticipated cost savings from office closings without the disruption of collections associated with the closing of these offices. These Risk Factors also include, among others, the Risk Factors discussed under “Item 1A Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in other SEC filings, in each case under a section titled “Risk Factors” or similar headings and those discussions regarding risk factors as well as the discussion of forward-looking statements in such sections are incorporated herein by reference. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the

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Company expressly disclaims any obligation to update, amend or clarify forward-looking statements.

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Supplemental Financial Data

(Unaudited, Dollars in Millions, except collections per account
representative)	Q4 ‘07	Q3 ‘07	Q2 ‘07	Q1 ‘07	Q4 ‘06
Total revenues	$62.2	$52.6	$65.9	$67.3	$61.5
Cash collections	$89.1	$90.7	$95.4	$95.9	$81.0
Operating expenses to cash collections	58.8%	57.4%	54.1%	53.4%	56.2%
Traditional call center collections	$38.6	$41.0	$44.6	$47.4	$38.1
Legal collections	$37.6	$36.6	$37.8	$35.9	$32.2
Other collections	$12.9	$13.1	$13.0	$12.6	$10.7
Amortization rate	31.2%	42.7%	31.3%	30.3%	24.9%
Collections on fully amortized portfolios	$20.4	$21.3	$22.1	$18.5	$16.4
Core amortization rate (Note 1)	40.4%	55.7%	40.8%	37.6%	31.2%
Investment in purchased receivables (Notes 2 & 3)	$62.8	$35.3	$38.0	$36.3	$61.7
Face value of purchased receivables (Notes 2 & 3)	$1,530.4	$1,860.4	$1,119.4	$765.7	$2,499.3
Average cost of purchased receivables (Notes 2 & 3)	4.10%	1.90%	3.40%	4.74%	2.47%
Number of purchased receivable portfolios (Note 3)	46	42	37	33	31
Collections per account representative FTE (Note 4)	$44,235	$45,549	$49,458	$53,988	$42,208
Average account representative FTE’s (Note 4)	906	916	922	897	872

Note 1:	Core amortization rate is amortization divided by collections on non-fully amortized portfolios.

Note 2:	All purchase data is adjusted for buybacks.

Note 3:	Excludes the portfolios acquired through the PARC stock purchase in Q2 ‘06. The portfolio of accounts were valued at $8.3 million with a face value of $1.1 billion, or 0.75 percent of face value.

Note 4:	Excludes PARC’s FTE account representatives for periods prior to January 1, 2007.

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Asset Acceptance Capital Corp.
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues
Purchased receivable revenues, net	$61,360,273	$60,793,627	$245,691,739	$251,693,213
Gain on sale of purchased receivables	577,118	226,949	839,824	2,953,607
Other revenues, net	301,394	519,868	1,466,620	225,946

Total revenues	62,238,785	61,540,444	247,998,183	254,872,766

Expenses
Salaries and benefits	19,469,334	19,032,411	82,916,662	82,273,658
Collections expense	26,378,541	20,794,916	99,386,744	79,367,568
Occupancy	2,111,375	2,249,007	9,138,443	8,967,026
Administrative	2,679,581	2,281,428	10,529,482	8,375,981
Restructuring charges	342,283	—	906,497	—
Depreciation and amortization	1,032,709	1,117,835	4,274,932	4,179,206
Loss on disposal of equipment and other assets	132,679	16,046	136,832	22,699
Impairment of intangible assets	266,667	—	266,667	—

Total operating expenses	52,413,169	45,491,643	207,556,259	183,186,138

Income from operations	9,825,616	16,048,801	40,441,924	71,686,628
Other income (expense)
Interest income	54,738	215,865	470,694	2,034,733
Interest expense	(3,385,812)	(167,961)	(8,145,456)	(645,694)
Other	99,449	5,302	151,154	(12,090)

Income before income taxes	6,593,991	16,102,007	32,918,316	73,063,577
Income taxes	2,642,397	6,293,768	12,511,803	27,545,579

Net income	$3,951,594	$9,808,239	$20,406,513	$45,517,998

Weighted average number of shares:
Basic	30,568,041	35,090,739	32,516,866	36,589,408
Diluted	30,769,614	35,124,682	32,604,100	36,620,577
Earnings per common share outstanding:
Basic	$0.13	$0.28	$0.63	$1.24
Diluted	$0.13	$0.28	$0.63	$1.24
Dividends per common share	$—	$—	$2.45	$—

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Asset Acceptance Capital Corp.
Consolidated Statements of Financial Position
(Unaudited)

	December 31,	December 31,
	2007	2006
ASSETS
Cash	$10,474,479	$11,307,451
Purchased receivables, net	346,198,900	300,840,508
Property and equipment, net	11,006,658	12,708,611
Goodwill and other intangible assets	17,464,688	18,340,282
Income taxes receivable	3,424,788	3,235,426
Other assets	6,083,211	4,150,544

Total assets	$394,652,724	$350,582,822

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:

Accounts payable	$3,377,068	$3,666,042
Accrued liabilities	17,423,378	13,026,622
Notes payable	191,250,000	17,000,000
Deferred tax liability, net	60,164,784	60,632,218
Capital lease obligations	18,242	79,821

Total liabilities	272,233,472	94,404,703

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; issued shares — 33,119,597 and 37,225,275 at December 31, 2007 and 2006, respectively	331,196	372,253
Additional paid in capital	145,610,742	161,841,103
Retained earnings	19,465,118	134,244,500
Accumulated other comprehensive loss, net of tax	(2,012,127)	—
Common stock in treasury; at cost, 2,551,556 and 2,505,160 shares at December 31, 2007 and 2006, respectively	(40,975,677)	(40,279,737)

Total stockholders’ equity	122,419,252	256,178,119

Total liabilities and stockholders’ equity	$394,652,724	$350,582,822

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Asset Acceptance Capital Corp.
Consolidated Statements of Cash Flows
(Unaudited)

	For the Years Ended December 31,
	2007	2006
Cash flows from operating activities
Net income	$20,406,513	$45,517,998
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,274,932	4,179,206
Deferred income taxes	(467,434)	136,730
Share-based compensation expense	1,458,768	1,421,154
Net impairment of purchased receivables	24,393,500	17,891,809
Non-cash revenue	(756,671)	(1,136,906)
Loss on disposal of equipment and other assets	136,832	22,699
Gain on sale of purchased receivables	(839,824)	(2,953,607)
Impairment of intangible asset	266,667	—
Changes in assets and liabilities, net of effects from purchase of PARC in 2006:
Increase in accounts payable and other liabilities	2,095,655	1,177,058
Decrease (increase) in other assets	(1,932,667)	3,723,798
Decrease in income taxes payable	(189,362)	(4,140,814)

Net cash provided by operating activities	48,846,909	65,839,125

Cash flows from investing activities
Proceeds from the sale of purchased receivables	842,594	3,370,252
Investment in purchased receivables, net of buybacks	(170,847,886)	(133,149,151)
Principal collected on purchased receivables	101,849,895	72,421,630
Purchase of property and equipment	(2,377,522)	(5,408,237)
Proceeds from sale of property and equipment	276,638	157,497
Purchase of investment securities	—	(14,935,000)
Proceeds from sale of investment securities	—	14,935,000
Payment for purchase of PARC, net of cash acquired	—	(14,675,912)

Net cash used in investing activities	(70,256,281)	(77,283,921)

Cash flows from financing activities
Borrowings under notes payable	263,000,000	17,000,000
Repayment of notes payable	(88,750,000)	—
Proceeds received for treasury shares	—	283,350
Repurchase of common stock	(78,720,321)	(40,504,737)
Repayment of capital lease obligations	(61,579)	(131,920)
Repayment of bank and other secured debt assumed from PARC	—	(4,413,380)
Cash dividend paid	(74,891,700)	—

Net cash provided by (used in) financing activities	20,576,400	(27,766,687)

Net decrease in cash	(832,972)	(39,211,483)
Cash at beginning of period	11,307,451	50,518,934

Cash at end of period	$10,474,479	$11,307,451

Supplemental disclosure of cash flow information
Asset Acceptance Fourth Quarter and Full Year 2007 Results
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Cash paid for interest	$6,647,856	$321,238
Cash paid for income taxes	$12,176,983	$31,482,195
Non-cash investing and financing activities:
Capital lease obligations incurred	$—	$24,797
Unrealized loss on cash flow hedge	$2,012,127	$—

Assumption of liabilities in conjunction with purchase of PARC:
Fair value of assets acquired less cash acquired	$—	$20,311,217
Cash paid for capital stock less cash acquired	—	(14,675,912)

Net liabilities assumed	$—	$5,635,305